Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated December 29, 1997 in the Registration Statement
(Form N-1A) and related Prospectus of Babson Enterprise Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment
No. 18 under the Securities Act of 1933 (Registration No. 2-85791) and Amendment No. 19 under the Investment Company Act of 1940 (Registration
No. 811-3823).

                                              /s Ernst & Young LLP
                                              Ernst & Young LLP

Kansas City, Missouri
March 16, 1998